Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-3 No. 333-149999,

(2)	Form S-8 No. 33-59686,

(3)	Form S-8 No. 33-80072,

(4)	Form S-8 No. 33-81690,

(5)	Form S-8 No. 33-83196,

(6)	Form S-8 No. 333-872,

(7)	Form S-8 No. 333-40791,

(8)	Form S-8 No. 333-67215,

(9)	Form S-8 No. 333-93571,

(10)	Form S-8 No. 333-51322,

(11)	Form S-8 No. 333-53876,

(12)	Form S-8 No. 333-73506,

(13)	Form S-8 No. 333-96791,

(14)	Form S-8 No. 333-99655,

(15)	Form S-8 No. 333-101696,

(16)	Form S-8 No. 333-103764,

(17)	Form S-8 No. 333-109486,

(18)	Form S-8 No. 333-119939,

(19)	Form S-8 No. 333-140773,

(20)	Form S-8 No. 333-149460,

(21)	Form S-8 No. 333-177889, and

(22)	Form S-8 No. 333-183074;

of our reports dated May 30, 2013, with respect to the consolidated financial statements of Microchip Technology Incorporated and subsidiaries, and the effectiveness of internal control over financial reporting of Microchip Technology Incorporated and subsidiaries, included in this Annual Report (Form 10-K) for the year ended March 31, 2013.

/s/ Ernst & Young LLP

Phoenix, Arizona
May 30, 2013